As filed with the Securities and Exchange Commission on February 26, 2004
                                                              Registration No.
================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         ------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                         ------------------------------
                              CARVER BANCORP, INC.
             (Exact name of registrant as specified in its charter)

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
                           DELAWARE                                                     13-3904174
(State or other jurisdiction of incorporation or organization)             (I.R.S. Employer Identification No.)
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                              75 West 125th Street
                               New York, NY 10027
                                  212-876-4747

          (Address, including Zip Code, of principal executive offices)

                         ------------------------------

                CARVER BANCORP, INC. MANAGEMENT RECOGNITION PLAN
                            (Full title of the Plan)
                         ------------------------------

                                Deborah C. Wright
                      President and Chief Executive Officer
                              Carver Bancorp, Inc.
                              75 West 125th Street
                               New York, NY 10027
                                  212-876-4747

                                    COPY TO:

                              Kofi Appenteng, Esq.
                          Thacher Proffitt & Wood, LLP
                           Two World Financial Center
                               New York, NY 10281
                                  212-912-7400
    (Name and address, including Zip Code, telephone number and area code, of agent for service)
                         ------------------------------

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                                          CALCULATION OF REGISTRATION FEE
==================================================================================================================================
  Title of Securities to be     Amount to be Registered (1)      Proposed Maximum         Proposed Maximum         Amount of
         Registered                                            Offering Price Per       Aggregate Offering    Registration Fee (2)
                                                                      Share                    Price
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
  Common Stock, $0.01 par value            50,000                   $24.725                $1,236,250             $156.64
==================================================================================================================================
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(1)      Based on the number of shares of common stock of Carver Bancorp, Inc.
         (the "Registrant") authorized for awards under the Carver Bancorp, Inc.
         Management Recognition Plan (the "Plan"). In addition to such shares, this registration statement also covers an undetermined number of shares of common stock of the Registrant that, by reason of certain events specified in the Plan, may become issuable upon grant of awards through the application of certain anti-dilution provisions.
(2)      Estimated solely for purpose of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933, pursuant to which 50,000 shares subject to outstanding options are deemed to be offered at $24.725 per share, the average of the daily high and low sales prices of common stock of the Company on the American Stock
         Exchange at the close of trading as of February 20, 2004.


================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.       PLAN INFORMATION.

Not required to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Note to Part I of Form S-8 (the "Prospectus").

ITEM 2.       REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

Not required to be filed with the Commission pursuant to the Note to Part I of Form S-8.

The document containing the information specified in this Part I will be sent or given to employees of the Registrant as specified by Rule 428(b)(1) of the Securities Exchange Act of 1934, as amended ("Exchange Act"). Such document need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Exchange Act. The Registrant will provide without charge to each person to whom this Prospectus is delivered, upon request of any such person, a copy of any or all of the documents incorporated herein by reference in Item 3 below (other than exhibits to such documents). Written requests should be directed to:

                               Linda J. Dunn, Esq.
              Senior Vice President, General Counsel and Secretary
                              Carver Bancorp, Inc.
                              75 West 125th Street
                         New York, New York 10027-4512.

Telephone requests may be directed to (212) 360-8826. The documents referred to above and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended ("Securities Act").

                                     PART II

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents which have been filed with the Commission by the Registrant, are incorporated by reference:

          (a) Annual Report on Form 10-K for the Registrant's fiscal year ended March 31, 2003;

          (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the Registrant's fiscal year ended March 31, 2003; and

          (c) Description of the Common Stock of the Registrant contained in the Registrant's Registration Statement on Form S-4 dated June 7, 1996, and any amendments or reports for purposes of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement, which indicates that all Common Stock offered hereby has been sold or which deregisters all Common Stock then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.       DESCRIPTION OF SECURITIES.

Not Applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not Applicable.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The indemnification and liability of the Registrant's directors and officers are governed by the Delaware General Corporation Law, as amended ("GCL"), and by the Certificate of Incorporation of the Registrant.

Section 145 of the GCL authorizes a corporation to indemnify its directors, officers, employees and agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement reasonably incurred, including liabilities under the Securities Act, provided they act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful, although in the case of proceedings brought by or on behalf of the corporation, such indemnification is limited to expenses and is not permitted if the individual is adjudged liable to the corporation (unless the Delaware Court of Chancery or the court in which such proceeding was brought determines otherwise in accordance with the GCL). Section 102 of the GCL authorizes a corporation to limit or eliminate its directors' liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duties, other than for (i) breaches of the duty of loyalty, (ii) acts or omissions not in good faith or that involve intentional misconduct or knowing violations of law, (iii) unlawful payments of dividends, stock purchases or redemptions, or (iv) transactions from which a director derives an improper personal benefit. In addition, Section 145 of the GCL authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against and incurred by such person in any such capacity, or arising out of such person's status as such.

Article Tenth of the Certificate of Incorporation of the Registrant provides that any person who is made a party or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Registrant or by reason of any action alleged to have been taken or omitted in such capacity, or is or was serving or has agreed to serve as a director, officer, employee or agent of another corporation at the request of the Registrant, will be indemnified and held harmless by the Registrant to the fullest extent authorized by the GCL.

Such indemnification shall apply whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent. Such indemnification shall be against all expenses, liability and loss (including attorneys' fees, judgments, fines, excise taxes under the Employee Retirement Income Security Act of 1974, as amended, or penalties and amounts paid in settlement) reasonably incurred or suffered in connection with the proceeding. This right to indemnification includes, to the extent permitted by the GCL, the right to be paid by the Registrant the expenses incurred in defending any such proceeding in advance of its final determination but only upon receipt of a written undertaking by or on behalf of the indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that such director, officer, employee or agent is not entitled to indemnification.

If a claim for indemnification is not paid in full by the Registrant within sixty days after a written claim has been received by the Registrant, the indemnitee may at any time thereafter bring suit against the Registrant to recover the unpaid amount of the claim. If successful in whole or in part in any such suit (or in a suit brought by the Registrant to recover and advancement of expenses), the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In any such suit, it shall be a defense to the Registrant that the indemnitee has not met any applicable standard for indemnification set forth in GCL. The burden of proof in any such suit shall be on the Registrant to prove that the indemnitee is not entitled to be indemnified. The right of indemnification conferred in Article Tenth of the Certificate of Incorporation shall not be exclusive of any right which any person may have or hereafter acquire under any statute, the Registrant's Bylaws, agreement, vote of stockholders, disinterested directors, or otherwise.

The Registrant has entered into an employment agreement with its President and Chief Executive Officer which requires the Registrant to indemnify such person against, and hold such person harmless from, any costs, liabilities, losses and exposures to the fullest extent and on the most favorable terms and conditions that similar indemnification is offered to any director or officer of the Registrant or any subsidiary or affiliate thereof.

The Registrant maintains directors' and officers' liability insurance coverage for all directors and officers of the Registrant and its subsidiaries which insures against any breach of duty, neglect, error, negligent misrepresentation, omission or act by the directors or officers of the Registrant in their respective capacities as such, or any matter claimed against them solely by reason of their status as directors or officers of the Registrant.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable.

ITEM 8.       EXHIBITS.

4.1 Carver Bancorp, Inc. Management Recognition Plan (Amended and Restated as of September 23, 2003).

4.2       Forms of Plan Share Agreements under the Plan.

4.3 Certificate of Incorporation of Carver Bancorp, Inc., incorporated herein by reference to the Registrant's Registration Statement No. 333-5559 on Form S-4, filed with the Commission on June 7, 1996.

4.4 Amended and Restated By-Laws of Carver Bancorp, Inc., incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the Registrant's fiscal year ended March 31, 2003, filed with the Commission on June 30, 2003.

5. Opinion of Thacher Proffitt & Wood, LLP counsel for the Registrant, as to legality.

23.1 Consent of Thacher Proffitt & Wood, LLP (included in Exhibit 5 hereof).

23.2      Consent of KPMG, LLP.

ITEM 9.       UNDERTAKINGS.

(a) RULE 415 OFFERING. The undersigned Registrant hereby undertakes;

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to
          Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) INCORPORATED ANNUAL AND QUARTERLY REPORTS. The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(h) FILING OF REGISTRATION ON FORM S-8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant for expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 23, 2004.

                                      Carver Bancorp, Inc.
                                      (Registrant)



                                      By:  /s/ Deborah C. Wright
                                         -------------------------------------
                                          Deborah C. Wright
                                          President & Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
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Name                                       Title                                                        Date

/s/ Deborah C. Wright                      President and Chief Executive Officer and             February 23, 2004
-----------------------------------        Director
Deborah C. Wright                          (Principal Executive Officer)

/s/ William Gray                           Senior Vice President and Chief Financial             February 23, 2004
-----------------------------------        Officer
William Gray                               (Principal Financial and Accounting Officer)

/s/ Frederick O. Terrell                   Director, Chairman of the Board                       February 23, 2004
-----------------------------------
Frederick O. Terrell

/s/ Carol Baldwin Moody                    Director                                              February 23, 2004
-----------------------------------
Carol Baldwin Moody

/s/ Robert Holland, Jr.                    Director                                              February 23, 2004
-----------------------------------
Robert Holland, Jr.

/s/ Edward B. Ruggiero                     Director                                              February 23, 2004
-----------------------------------
Edward B. Ruggiero

/s/ Strauss Zelnick                        Director                                              February 23, 2004
-----------------------------------
Strauss Zelnick

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                                  EXHIBIT INDEX

  EXHIBIT NUMBER                                                DESCRIPTION
------------------------------------------------------------------------------------------------------------------------
        4.1          Carver Bancorp, Inc. Management Recognition Plan (Amended and Restated as of September 23, 2003).
        4.2          Forms of Plan Share Agreements under the Plan.
        4.3          Certificate of  Incorporation  of Carver Bancorp,  Inc.,  incorporated  herein by reference to the
                     Registrant's  Registration  Statement No.  333-5559 on Form S-4, filed with the Commission on June
                     7, 1996.
        4.4          Amended and Restated  By-Laws of Carver  Bancorp,  Inc.,  incorporated  herein by reference to the
                     Registrant's  Annual  Report on Form 10-K for the  Registrant's  fiscal year ended March 31, 2003, filed with the Commission on June 30, 2003.
         5           Opinion of Thacher Proffitt & Wood, LLP, counsel for the Registrant, as to legality.
       23.1          Consent of Thacher Proffitt & Wood, LLP (included in Exhibit 5 hereof).
       23.2          Consent of KPMG, LLP.
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